UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2010
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Power Integrations, Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5245 Hellyer Avenue
San Jose, California 95138-1002
(Address of principal executive offices)

 (408) 414-9200
 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on May 7, 2010, Power Integrations, Inc. terminated the employment of Bill Roeschlein, then Chief Financial Officer of Power Integrations, Inc.  On May 21, 2010, Power Integrations and Mr. Roeschlein entered into a Severance Agreement pursuant to which Mr. Roeschlein and Power Integrations agreed, among other things, that:

1.  Mr. Roeschlein will receive six months base salary ($127,500) and 50% of his target bonus for 2010 (1,350 shares of Power Integrations common stock), less standard deductions and required withholding, to be paid in a lump sum within 30 days;

2.  Mr. Roeschlein will receive six months of COBRA payments (unless he is covered by another employer’s group health plan within this time period); and

3.  Mr. Roeschlein would release Power Integrations from any claims he may have against Power Integrations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Cliff Walker
	Name:	Cliff Walker
	Title:	Vice President Corporate Development

 Dated:  May 27, 2010